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                                                                      EXHIBIT 12

                        THE TORO COMPANY AND SUBSIDIARIES

                Computation of Ratio of Earnings to Fixed Charges
                                   (unaudited)

                                 (in thousands)

                                                                                            Transition
                                                                                              period
                                                              Year ended July 31,              ended    Year ended
                                                  ----------------------------------------- October 31, October 31,
                                                       1992      1993      1994       1995      1995       1996
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
Earnings before income
   taxes                                          $  (34,903)  $21,355   $37,050    $61,112    $6,606     $60,180
Plus: Fixed charges (1)                               21,253    19,142    15,989     14,892     3,266      16,728
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Earnings available to cover fixed charges         $     --(2)  $40,497   $53,039    $76,004    $9,872     $76,908
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Ratio of earnings to fixed charges                      --(2)     2.12      3.32       5.10      3.02        4.60
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
(1)  Fixed Charges consisted of the following:


                                                                                            Transition
                                                                                              period
                                                              Year ended July 31,              ended    Year ended
                                                  ----------------------------------------- October 31, October 31,
                                                       1992      1993      1994       1995      1995       1996
-------------------------------------------------------------------------------------------------------------------
Interest expense                                     $18,726   $17,150   $13,562    $11,902    $2,532    $13,590
Rentals (interest factor)                              2,527     1,992     2,427      2,990       734      3,138
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    Total fixed charges                              $21,253   $19,142   $15,989    $14,892    $3,266    $16,728
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


(2) For fiscal year ending July 31, 1992, earnings were insufficient to cover fixed charges by $34,903,000.